Exhibit 1.1

EXECUTION VERSION

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INVESCO LTD.

(a Bermuda exempted limited company)

30,891,439 Common Shares

UNDERWRITING AGREEMENT

Dated:  November 9, 2010

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INVESCO LTD.
(a Bermuda exempted limited company)

30,891,439 Common Shares
(Par Value $0.20 Per Share)

UNDERWRITING AGREEMENT

November 9, 2010

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
Citigroup Global Markets Inc.

c/o Morgan Stanley & Co. Incorporated,
         as Representative of the several Underwriters
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

MSAM Holdings II, Inc., a Delaware corporation (the “Selling Stockholder”), proposes, subject to the terms and conditions stated herein, to sell to Morgan Stanley & Co. Incorporated  (“Morgan Stanley”) and each of the other Underwriters named in Schedule C hereto (collectively with Morgan Stanley, “you” or the “Underwriters,” which term shall also include any underwriters substituted as hereinafter provided in Section 10 hereof), for whom Morgan Stanley is acting as representative (in such capacity, the “Representative”), acting severally and not jointly, of the respective numbers of  common shares, par value $0.20 per share, of Invesco Ltd., a Bermuda exempted limited company (the “Company”) (such shares, the “Securities”) set forth in said Schedule C.  Throughout this Agreement, we refer to the Company’s common shares, par value $0.20 per share, as the “Common Shares.”  19,212,000 of the Securities are issuable upon the automatic conversion, as a result of the purchase and sale pursuant to this Agreement, of 19,212 shares of the Company’s Series A Convertible Participating Preference Shares (the “Equivalent Preferred Shares”).

The Representative has executed this Agreement for itself and as Representative of the other Underwriters named in Schedule C hereto.

The Company and the Selling Stockholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S‑3 (No. 333-159312), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement covers the registration of the Securities under the 1933 Act.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information, is herein called a “preliminary prospectus.”  Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreementand any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the General Disclosure Package (as defined below) or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus, the General Disclosure Package or the Prospectus, as the case may be.

SECTION 1.         Representations and Warranties.

(a)                Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement” as

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the Company meets the requirements of section 1(i)(A) and sections 1(iii) through 1(v), inclusive, of the definition of “well-known seasoned issuer” in Rule 405.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii) The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on May 18, 2009, and any post-effective amendment thereto also became effective upon filing under Rule 462(e).  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

                        At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                        Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when

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considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:00 P.M. (Eastern time) on November 9, 2010 or such other time as agreed by the Company and Morgan Stanley.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule A hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies Morgan Stanley as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company as described in Section 6(c) hereof.

(iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original

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Registration Statement became effective, (b) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(v) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Common Shares and Equivalent Preferred Shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Each subsidiary of the Company required to be registered under the Investment Advisers Act is, and upon consummation of the transactions contemplated herein, will be, duly registered as an investment adviser with the Commission under the Investment Advisers Act, and in each jurisdiction where the conduct of its business requires such registration, and such subsidiary is not prohibited from acting as an investment adviser or carrying on its business as now conducted or as contemplated in the General Disclosure Package and the Prospectus by any applicable laws, rules, regulations, orders, by-laws or similar requirements.

(vii) Neither the Company nor any of its subsidiaries is, and neither the Company nor any of its subsidiaries, after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of their respective securities.

(viii) (A) Consummation of the transactions contemplated by this Agreement will not constitute an assignment, as defined in the Investment Advisers Act or the Investment Company Act, such that any investment advisory agreements of the Company or any of its subsidiaries would be automatically terminated; nor will consummation of such transactions materially adversely affect the ability of the Company or any of its subsidiaries to conduct its business as described in the General Disclosure Package and the Prospectus, including, but not limited to, the rendering of investment advisory services to clients, all of its mutual funds, money market funds and closed-end funds, whether or not such funds are registered under the Investment Company Act, and the rendering of distribution services to any such entities; and (B) each investment company or account for which the Company or any of its subsidiaries was the sponsoring entity and acts as investment advisor and, to the Company’s knowledge, each other investment company or account for which the Company or any of its subsidiaries acts as investment advisor, in each case, which is required to be registered with the Commission as an investment company

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under the Investment Company Act, is, and upon consummation of the transactions contemplated herein will be, duly registered with the Commission as an investment company under the Investment Company Act.

(ix) Each subsidiary of the Company required to be registered as a broker-dealer with the Commission under the 1934 Act is, and upon consummation of the transactions contemplated hereby will be, duly registered as a broker-dealer with the Commission under the 1934 Act, and such subsidiary is not prohibited from acting as a broker-dealer or carrying on its business as now conducted or as contemplated in the General Disclosure Package and the Prospectus by any applicable laws, rules, regulations, orders, by-laws or similar requirements.

(x) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(xi) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement) within one year prior to the date of this Agreement.

(xii) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xiii) The Company has been duly incorporated and is validly existing as an exempted limited company under the laws of Bermuda, and each Significant Subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and each of the Company and the Significant Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the performance of this Agreement or the sale of the Securities.

(xiv) All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the General Disclosure Package and the Prospectus, all outstanding shares of capital stock of each Significant Subsidiary are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(xv) The Company’s authorized share capital is as set forth in the General Disclosure Package and the Prospectus, and the share capital of the Company conforms in all material respects to the description thereof incorporated by reference in the General Disclosure Package and the Prospectus. The capitalization table included in the General Disclosure Package and the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the General Disclosure Package and the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly and validly issued and are fully paid and non-assessable; none of the outstanding

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shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xvi) The statements in the General Disclosure Package and the Prospectus under the heading “Description of Capital Stock” fairly summarize the matters therein described.

(xvii) This Agreement has been duly authorized, executed and delivered by the Company; the Securities have been duly authorized and, as of the Closing Time, will be validly issued, fully paid and non-assessable; the Common Shares conform to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and no holder of the Securities will be subject to personal liability by reason of being such a holder.

(xviii) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except as such have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein, in the General Disclosure Package and in the Prospectus.

(xix) Neither the execution and delivery of this Agreement, nor the sale of the Securities, nor the consummation of any other of the transactions contemplated herein or in the Registration Statement (including the sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”), nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or Repayment Event (as defined below) under or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; (B) the terms of any (1) indenture, mortgage, deed of trust, note agreement or loan agreement or (2) lease, contract or other agreement, obligation, condition, covenant or instrument, in each case, to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, except in the case of clause (2), such violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the performance of this Agreement or sale of the Securities or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, whether domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of its properties. As used herein “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xx) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  All disclosures contained in the Registration Statement, the General Disclosure Package or the

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Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(xxi) No action, suit, proceeding, inquiry or investigation by or before any court or governmental agency, authority or body, domestic or foreign, or any arbitrator involving or affecting the Company or any of its subsidiaries or its property is pending or, to the best knowledge of the Company, threatened that, individually or in the aggregate, (A) could reasonably be expected have a material adverse effect on the performance of this Agreement, the sale of the Securities or the consummation of any of the transactions contemplated hereby; or (B) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus.

(xxii) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of their operations as presently conducted.

(xxiii) Neither the Company nor any of its subsidiaries is in violation or default of (A) any provision of its charter or bylaws (or similar organizational documents); (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over the Company or such subsidiaries or any of their properties, as applicable, except, in the cases of clause (B) and (C), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(xxiv) Ernst & Young LLP, who have reviewed certain financial statements of the Company and its consolidated subsidiaries, are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

(xxv) There are no stamp or other issuance of transfer taxes or duties or other similar fees or charges payable by or on behalf of the Underwriters in Bermuda in connection with the execution and delivery of this Agreement, the sale by the Selling Stockholder of the Securities, or the allotment and delivery of the Securities to the Underwriters contemplated by this Agreement.

(xxvi) The Company has filed all foreign, Federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), except as set forth in or contemplated in the Prospectus, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such taxes, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus.

(xxvii) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that may reasonably be expected to

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have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus.

(xxviii) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its, subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus.

(xxix) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the General Disclosure Package and the Prospectus.

(xxx) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses now operated by them except for licenses, certificates, permits and other authorizations the failure to possess which would not be reasonably likely to have a Material Adverse Effect and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus.

(xxxi) It is not necessary under the laws of Bermuda or any political subdivision thereof or authority or agency therein in order to enable a holder of Securities or an owner of any interest therein to enforce rights under the Securities that it should, as a result solely of its holding of the Securities, be licensed, qualified or otherwise entitled to carry on business in Bermuda or any political subdivision thereof or authority or agency therein; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Securities in the Bermuda or any political subdivision thereof or authority or agency thereon that any of them, until proceedings are brought in an action in a Bermudan court, be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of, Bermuda or any political subdivision thereof.

(xxxii) The courts in Bermuda will enforce any final and conclusive judgment for a definite sum against the Company obtained in a state or Federal court in The City of New York, New York arising out of or in relation to the obligations of the Company under this Agreement, or the Securities.

(xxxiii) The Company and its subsidiaries own, possess, license, have other rights to use or can acquire, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”)

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necessary for, and material to, the conduct of the Company’s and its subsidiaries’ business as now conducted, taken as a whole, and (A) neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any rights of third parties to any such Intellectual Property or any material infringement by third parties of any such Intellectual Property that would render any such Intellectual Property invalid or inadequate to protect the interest of the Company and its subsidiaries therein; (B) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable, basis for any such claim; and (D) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or ether proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim which, in the case of clauses (A), (B), (C) or (D), infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect. To the Company’s knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the General Disclosure Package and the Prospectus as being owned by or licensed to the Company or any subsidiary or that interferes with the issued or pending claims of any such Intellectual Property, and there is no prior art of which the Company is aware that may render any U.S. patent held by the Company or any subsidiary invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(xxxiv) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxv) The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxvi) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects

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with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxvii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxviii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxix) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xl) Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from the Company’s records or from third-party sources, and in either case, which the Company believes to be reliable and accurate, and, if required, the Company has obtained the written consent to the use of such data from any third-party sources.

(xli) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(b)               Representations and Warranties by the Selling Stockholder to the Underwriters.  The Selling Stockholder represents and warrants to each Underwriter as of the date hereof, the Applicable

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Time referred to in Section 1(a)(i) hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder;

(ii) The Selling Stockholder, as of the Closing Time, will have valid title to the Securities, free and clear of all liens, encumbrances, claims and defects and imperfections of title; and, upon delivery of the Securities and payment for the Securities pursuant hereto, good and valid title the Securities will pass to the Underwriters, free and clear of all liens, encumbrances, claims and defects and imperfections of title;

(iii) The Selling Stockholder has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Securities to be sold by the Selling Stockholder pursuant to this Agreement in the manner provided in this Agreement;

(iv) The Selling Stockholder has not taken nor will take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Securities;

(v) No consent, approval, authorization or order of any court or arbitrator or governmental or regulatory authority or body under any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority or body is required for the sale of the Securities to be sold by the Selling Stockholder or the consummation by the Selling Stockholder of the transactions contemplated by this Agreement, except such as may have been obtained under the 1933 Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter and such other approvals as have been obtained;

(vi) The sale of the Securities to be sold by the Selling Stockholder and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Selling Stockholder, (B) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority or body having jurisdiction over the Selling Stockholder or any of its respective properties or assets, except for such violations that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Selling Stockholder or (C) result in any violation of the provisions of the Certificate of Incorporation or By-laws (or similar organizational documents) of the Selling Stockholder;

(vii) Other than this Agreement, the Selling Stockholder is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;

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(viii) At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the representations or warranties set forth in this Section 1(b)(viii) are limited to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder specifically for use in connection with the preparation thereof; and

(ix) Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations or warranties set forth in this Section 1(b)(ix) are limited to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder specifically for use in connection with the preparation thereof.

(c)                Representations and Warranties by the Selling Stockholder to the Company.  The Selling Stockholder represents and warrants to the Company as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof and as of the Closing Time referred to in Section 2(b) hereof, as follows:

(i) The information regarding the Selling Stockholder and its Affiliates set forth in Prospectus under the heading “Selling Security Holder” is accurate and complete (other than any percentages based on information regarding the outstanding shares of Company capital stock); and

(ii) Except as disclosed in the Prospectus, the Selling Stockholder has not held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

(d)               Officer’s Certificates.  Any certificate signed by (i) any officer of the Company or any of its subsidiaries or (ii) any officer of the Selling Stockholder or any of its subsidiaries, in each case delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Selling Stockholder, as applicable, to each Underwriter as to the matters covered thereby.

SECTION 2.         Sale and Delivery to Underwriter; Closing.

(a)                Securities.

(i) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholder, at the price per share of $21.48 per Common Share, the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional

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number of Securities which such Underwriter may be obligated to purchase pursuant to Section 10 hereof.

(ii) Upon the authorization by you of the release of the Securities, you propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

(b)               Payment.  Payment of the purchase price for, and delivery of certificates for, the Securities shall be made to the Selling Stockholder at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, or at such other place as shall be agreed upon by the Representative and the Selling Stockholder, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Selling Stockholder (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Selling Stockholder by wire transfer of immediately available funds to a bank account designated by the Selling Stockholder, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase.

(c)                Denominations; Registration.  Certificates for the Securities shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time.  The certificates for the Securities will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3.         Covenants.

(a)                Company Covenants.  The Company covenants with each Underwriter as follows:

(i) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representative immediately, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (E) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of

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prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(ii) Filing of Amendments and Exchange Act Documents.  The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.  The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Company will give the Representative notice of its intention to make any such filing from the execution of this Agreement to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

(iii)  Delivery of Registration Statements.   The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(v) Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vii) Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(viii) Listing.  The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

(ix) Restriction on Sale of Securities.  During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise

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transfer or dispose of any Securities or any securities convertible into or exercisable or exchangeable for Securities or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Securities or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (w) the Securities to be sold hereunder, (x) any Securities issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus or in any documents publicly filed by the Company pursuant to Section 14 of the Exchange Act prior to the date hereof, (y) any Securities issued or options to purchase Securities granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or in any documents publicly filed by the Company pursuant to Section 14 of the Exchange Act prior to the date hereof, or issued to new hires pursuant to the inducement award exception under Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or (z) any Securities issued pursuant to any non-employee director stock plan or dividend reinvestment plan. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(x) Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(xi)             Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, the Selling Stockholder and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Representative or by the Company and the Representative, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(b)               Selling Stockholder Covenants.

(i) The Selling Stockholder covenants with the Underwriters that, without the prior written consent of the Representative, the Selling Stockholder has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Act), any portion of which would be required to be filed with the Commission;

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any such free writing prospectus the use of which has been consented to by the Company is listed on Schedule A hereto; and

(ii) the Selling Stockholder covenants to the Company that it has informed the Underwriters of the obligation, and that it shall cause the Underwriters, to comply with the transfer restrictions set forth in Section 5.03(b)(1) of that certain Transaction Agreement, dated as of October 19, 2009, by and between Morgan Stanley and the Company (the “Transaction Agreement”), to the effect that no Transfer (as defined in such Transaction Agreement) shall be made  in one or more transactions in which any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) purchases 2.5% or more of the outstanding Common Shares or (B) to any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) who, after giving effect to such Transfer, would, to the knowledge of the Selling Stockholder after reviewing the most recent filings with respect to ownership of Common Shares by third parties on any of Schedules 13D or 13G or Form 13F under the Exchange Act, beneficially own 10% or more of the outstanding Common Shares.

SECTION 4.         Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, or delivery of the Securities, (iii) the preparation and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.  For the avoidance of doubt, each Underwriter will pay all of its costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

SECTION 5.         Conditions of Underwriter’s Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee.  The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of

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Rule 430B).  The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)   Opinions of Counsel for Company.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of:

(i)         Wachtell, Lipton, Rosen & Katz, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request;

(iii)       Appleby, Bermuda counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request; and

(iv)       Kevin M. Carome, General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)    Opinion of Counsel for Selling Stockholder.  Christopher O’Dell, counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter substantially in the form set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request;

(d)   Opinion of Counsel for Underwriter.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter in form and substance satisfactory to the Representative.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e)    Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (C) the Company has

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complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f)    Selling Stockholder’s Certificate.  The Selling Stockholder shall have furnished or caused to be furnished to you, at the Closing Time, a certificate, signed by or on behalf of the Selling Stockholder, as to the accuracy of the representations and warranties of the Selling Stockholder herein at and as of the Closing Time, and as to the performance by the Selling Stockholder of all its obligations hereunder to be performed at or prior to the Closing Time.

(g)    Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h)   Bring-down Comfort Letter.  At Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i)     Approval of Listing.  At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange.

(j)     Lock-up Agreements.  At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit E hereto signed by the persons listed on Schedule B hereto.

(k)   Maintenance of Rating.  Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)     Additional Documents.  At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(m) Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time and such  termination shall be without liability of any party to any other party except as provided in Section

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4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.         Indemnification.

(a)                Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative or the Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter or the Selling Stockholder consists of the information described as such in Section 6(b) and Section 6(c).

(b)               Indemnification by the Selling Stockholder.  The Selling Stockholder agrees to indemnify and hold harmless the Underwriter to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of the Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity; provided, however, that the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or

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alleged untrue statement or omission or alleged omission from any of the documents referred to in the foregoing indemnity in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters through the Representative expressly for use therein; and provided, further, that each Underwriter acknowledges and agrees that the statements relating to the Selling Stockholder under the caption “Selling Security Holder” in the Prospectus constitute the only information furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Selling Stockholder Free Writing Prospectus or any amendments or supplements thereto.

(c)                Indemnification by the Underwriter.  Each Underwriter severally agrees to indemnify and hold harmless the Selling Stockholder, the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.  The Company acknowledges that the only information that the Underwriter has furnished expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth as (A) the last paragraph on the cover page of the Prospectus regarding delivery of the Securities and (B) the first paragraph under the heading “Commissions and Expenses”  in the section of the Prospectus entitled “Underwriting (Conflicts of Interest).”

(d)    Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(e)                Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.         Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Selling Stockholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Selling Stockholder on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Stockholder and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

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No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule C hereto and not joint.

SECTION 8.         Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of (i) the Company or any of its subsidiaries or (ii) the Selling Stockholder or any of its subsidiaries, in each case submitted pursuant hereto, shall remain operative and in full force and effect regardless of (x) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (y) delivery of and payment for the Securities.

SECTION 9.         Termination of Agreement.

(a)                Termination; General.  The Representative may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market or the NYSE Amex Equities market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York  or Bermudan authorities.

(b)               Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

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SECTION 10.     Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Selling Stockholder shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.     Tax Disclosure.  Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 12.     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representative at 1585 Broadway New York, New York, New York 10036 (Facsimile: (212) 507- 4075); Attention: Equity Capital Markets Syndicate Desk; notices to the Selling Stockholder shall be directed to it at 1221 Avenue of the Americas, New York, New York 10020, attention of Christopher O’Dell, General Counsel; and notices to the Company shall be directed to it at 1555 Peachtree Street, N.E., Atlanta, Georgia 30309, attention of Kevin M. Carome, General Counsel.

SECTION 13.     No Advisory or Fiduciary Relationship.  The Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Stockholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the

25

agent or fiduciary of the Selling Stockholder, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Selling Stockholder on other matters) and no Underwriter has an obligation to the Selling Stockholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) each Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Selling Stockholder, and (e) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the transaction contemplated hereby and the Selling Stockholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.     Integration.  This Agreement supersedes all prior agreements and understandings (other than the Transaction Agreement) (whether written or oral) between the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 15.     Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Selling Stockholder and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Selling Stockholder and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Selling Stockholder and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.  Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Selling Stockholder and each Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.     Consent to Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, any Affiliate of an Underwriter, any selling agent and any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or Federal court in the City of New York, New York and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any state or Federal court in the City of New York, New York, by the Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized

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Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, any Affiliate of the Underwriter, any selling agent and any person who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in any court of competent jurisdiction in Bermuda.  The Company agrees that it will not raise any argument or objection which it may now or hereafter have in any court or tribunal disputing any provision of this Section 17.

SECTION 18.     GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 19.     TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20.     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21.     Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between and among the Underwriters, the Selling Stockholder and the Company in accordance with its terms.

Very truly yours,

INVESCO LTD.

By            /s/ Martin L. Flanagan

Name: Martin L. Flanagan
Title:   President and Chief Executive Officer

MSAM Holdings II, Inc.

By            /s/ Arthur Lev

Name: Arthur Lev
Title:   Secretary

CONFIRMED AND ACCEPTED,
as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

By       /s/ John D. Tyree

Name: John D. Tyree
Title:   Managing Director

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 SCHEDULE A

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

Press Release dated November 9, 2010, as filed with the SEC on November 9, 2010

Schedule A

 SCHEDULE C

Name of Underwriter	Number of Securities

Morgan Stanley & Co. Incorporated..............................................................	24,713,151
Citigroup Global Markets Inc. .......................................................................	3,089,144
Merrill Lynch, Pierce, Fenner & Smith Incorporated..................................................................................................	3,089,144

Total..............................................................................................................	30,891,439

Schedule C